Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of Lennox International Inc., a Delaware corporation (the “Registrant”), hereby constitutes and appoints Alok Maskara, Daniel M. Sessa and John Torres, or any of them, each acting alone, as the true and lawful attorney-in-fact or agent, or attorneys-in-fact or agents, for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (1) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of common stock, $0.01 par value per share, of the Registrant issuable in connection with the Lennox International Inc. 2022 Employee Stock Purchase Plan, (2) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in and about the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 24th day of May, 2022.

/s/ Alok Maskara Alok Maskara Chief Executive Officer	/s/ Joseph W. Reitmeier Joseph W. Reitmeier Executive Vice President and Chief Financial Officer

/s/ Chris A. Kosel Chris A. Kosel Vice President, Controller and Chief Accounting Officer	/s/ Todd J. Teske Todd J. Teske Chairman of the Board of Directors

/s/ Sherry L. Buck Sherry L. Buck Director	/s/ Janet K. Cooper Janet K. Cooper Director

/s/ Max H. Mitchell Max H. Mitchell Director	/s/ John W. Norris, III John W. Norris, III Director

/s/ Karen H. Quintos Karen H. Quintos Director	/s/ Kim K.W. Rucker Kim K.W. Rucker Director

/s/ Gregory T. Swienton Gregory T. Swienton Director	/s/ Shane D. Wall Shane D. Wall Director